EXHIBIT 99.1

News Release

ChoiceOne Financial Reports Fourth Quarter and Year End 2022 Results

Sparta, Michigan – January 25, 2023 – ChoiceOne Financial Services, Inc. ("ChoiceOne", NASDAQ:COFS), the parent company for ChoiceOne Bank, reported financial results for the quarter ended December 31, 2022.

Financial Highlights

●	ChoiceOne reported net income of $6,684,000 and $23,640,000 for the three and twelve months ended December 31, 2022, compared to $5,012,000 and $22,042,000 for the same periods in 2021.
●	Diluted earnings per share were $0.89 and $3.15 in the three and twelve months ended December 31, 2022, compared to $0.66 and $2.86 per share in the same periods in the prior year.
●	Core loans, which exclude Paycheck Protection Program (“PPP”) loans, held for sale loans, and loans to other financial institutions, grew organically by $57.4 million or 20.3% on an annualized basis during the fourth quarter of 2022 and $206.1 million or 21.0% during the full year 2022.
●	Deposits increased by $65.7 million or 3.2% for the full year 2022 with related deposit interest expense increasing $2.5 million. Deposits declined $38.7 million in the fourth quarter of 2022 due to some seasonality in municipal deposits and increased competition.
●	ChoiceOne opened a loan production office in Oakland County, Michigan during the fourth quarter 2022. It is intended that this location will host both commercial and mortgage lenders and is ChoiceOne's fourth loan production office opened in recent years.
●	ChoiceOne plans to launch an enhanced treasury services online platform for business clients in 2023. This new platform targets mid-sized businesses and municipalities who require enhanced reporting, security, and payment capabilities.

"Our investment in growing an experienced commercial lending team continues to drive strong organic core loan growth, with core loans growing organically over 20% during 2022,” said Kelly Potes, Chief Executive Officer.  "Our focus on customer relationships is reflected in our deposit balances which increased $65.7 million compared to the end of 2021 despite increased pressure from competition.  With higher interest rates, our local low-cost core deposit franchise provides significant value, and we expect to continue to fund our growth with local deposits and other on-balance sheet liquidity.”

ChoiceOne reported net income of $6,684,000 and $23,640,000 for the three and twelve months ended December 31, 2022, compared to $5,012,000 and $22,042,000 for the same periods in 2021.  Diluted earnings per share were $0.89 and $3.15 in the three and twelve months ended December 31, 2022, compared to $0.66 and $2.86 per share in the same periods in the prior year.

Total assets as of December 31, 2022, increased $19.2 million as compared to December 31, 2021.  ChoiceOne saw deposits decline $38.7 million in the fourth quarter of 2022 due to some seasonality in municipal deposits and increased competition.  The cost of these deposits also increased by $940,000 in the fourth quarter of 2022 compared to the third quarter of 2022 and $1.8 million compared to the fourth quarter of 2021.  Deposits have increased by $65.7 million in the twelve months ended December 31, 2022; however, during that time deposit expense has increased $2.5 million.  Cost of interest-bearing deposits increased to 0.66% in the fourth quarter of 2022 primarily due to the increases in rates offered to retain clients and an increased interest in certificates of deposit. ChoiceOne is actively managing these costs while still retaining funds, and anticipates that deposit expense will continue to lag the expected additional increases in the federal funds rate.  Borrowing interest expense for the twelve months ended December 31, 2022, increased $1.2 million as compared to the same period in 2021 primarily due to the issuance of $32.5 million in subordinated debt that was completed in the third quarter of 2021 and the increase in rates on borrowings.

Core loans grew organically by $57.4 million or 20.3% on an annualized basis during the fourth quarter of 2022 and $206.1 million or 21.0% during the full year 2022.  Loans to other financial institutions, consisting of a warehouse line of credit, were suspended at the end of the third quarter 2022 to preserve liquidity for loan growth. ChoiceOne continues to have ample on balance sheet liquidity to fund future loan growth, including an estimated $168 million of cash flow from securities over the next two years.  Interest income increased $10.4 million in the twelve months ended December 31, 2022, compared to the same period in the prior year.  The increase was driven by a $6.3 million increase in securities interest income despite the average balance of securities decreasing $7.0 million during the year.  In 2022, ChoiceOne liquidated a total of $46.8 million in securities resulting in an $809,000 realized loss, in order to redeploy funds into higher yielding loans and securities, and to reduce the risk of extension on certain fixed income securities which include a call option.  $4.2 million of the increase in interest income is from loan interest income and was primarily a result of higher loan balances and $2.0 million of accretion income from acquired loans partially offset by a decrease in PPP fee income of $3.9 million.

ChoiceOne had $250,000 of provision for loan losses expense for the year ended December 31, 2022.  Management has seen declining deferrals and very few past due loans; however, the additional provision was deemed necessary due to consistent loan growth.  On December 31, 2022, the allowance for loan losses represented 0.64% of total loans.  ChoiceOne will adopt ASU 2016-13 current expected credit loss ("CECL") on January 1, 2023.  Due to the current economic environment, the nature of the new calculation, and purchase accounting with our recent mergers, we anticipate an increase in our current reserve of between $6.5 million and $7.0 million which results in a reserve to total loan coverage ratio between 1.15% and 1.20% on January 1, 2023.  Approximately 20% to 25% of this increase is related to the migration of purchased loans into the portfolio assessed by the CECL calculation.  Purchased loans carry approximately $4 million of accretable yield which will be recognized into income over the remaining life of the loans.  ChoiceOne will also book a liability for expected credit losses on unfunded loans and other commitments of between $2.5 million to $3.0 million related to the adoption of CECL guidance.  These unfunded loans are open credit lines with current customers and loans approved by ChoiceOne but not funded.  The increase in the reserve and the cost of the liability will be funded through equity, net of tax, in accordance with FASB guidance.

Shareholders’ equity totaled $168.9 million as of December 31, 2022, down from $221.7 million as of December 31, 2021, primarily due to an increase in the after-tax net unrealized loss on securities available for sale resulting from higher market interest rates. ChoiceOne's derivative strategy implemented during the second quarter of 2022 and repositioned during the fourth quarter of 2022, is expected to better prepare the bank should rates continue to rise.  The net impact on equity of the derivative strategy as of December 31, 2022, was $957,000 net of tax.  ChoiceOne Bank remains “well-capitalized” with a total risk-based capital ratio of 13.0% as of December 31, 2022, compared to 12.9% on December 31, 2021.  No shares of common stock were repurchased during the fourth quarter of 2022; however, ChoiceOne may strategically repurchase shares of common stock in the future depending on market and other conditions.

Total noninterest income declined $5.1 million during the year ended 2022 compared to the year ended 2021.  $4.1 million of this decline is due to the change in the mortgage sales environment from the prior year.  With the rapid rise in interest rates, refinancing activity has slowed, and demand has shifted towards adjustable-rate products. Customer service charges increased $722,000 during 2022 compared to 2021 as prior year service charges were depressed by the effects of the COVID-19 pandemic.  The change in market value of equity securities declined $1.4 million during 2022 compared to 2021 consistent with general market conditions.  Equity investments include local community bank stocks and Community Reinvestment Act bond mutual funds.

Total noninterest expense increased $557,000, or 1.1%, in 2022 compared to 2021.  Overall expense management was a focus in 2022 and will continue to be in 2023 given inflationary pressures.  The increase in total noninterest expense was related to an increase in salaries and wages due to annual wage increases and the addition of new commercial loan production and wealth management staff.   This increase was offset by decreases in other categories including professional fees.  ChoiceOne continues to monitor expenses and looks to improve our efficiency through automation and use of digital tools. ChoiceOne plans to launch an enhanced treasury services online platform for business clients in 2023.  This new platform targets mid-sized businesses and municipalities who require enhanced reporting, security, and payment capabilities. Management believes that continuing to invest in our technology and people is the right way to maintain sustainable growth.

Potes further commented, “Our growth and well managed expenses in 2022 are a result of the hard work of our employees and the client relationships that they foster.  ChoiceOne’s mission is to provide superior service, quality advice, and treat all we meet with utmost respect.  Our value is not measured in the interest rate we pay, but the interest we take in our client’s success.  I am very pleased with our 2022 results and believe we have the right pieces in place to have a successful 2023.”

About ChoiceOne

ChoiceOne Financial Services, Inc. is a financial holding company headquartered in Sparta, Michigan and the parent corporation of ChoiceOne Bank. Member FDIC. ChoiceOne Bank operates 36 offices in parts of Kent, Lapeer, Macomb, Muskegon, Newaygo, Ottawa, and St. Clair counties. ChoiceOne Bank offers insurance and investment products through its subsidiary, ChoiceOne Insurance Agencies, Inc. For more information, please visit Investor Relations at ChoiceOne’s website at choiceone.com.

Forward-Looking Statements

This release may contain forward-looking statements. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "is likely," "plans," "predicts," "projects," "may," "could," "look forward," "continue", "future", "will" and variations of such words and similar expressions are intended to identify such forward looking statements. These statements reflect current beliefs as to the expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed, implied or forecasted in such forward-looking statements. Furthermore, ChoiceOne undertakes no obligation to update, amend, or clarify forward-looking statements, whether as a result of new information, future events, or otherwise. Risk factors include, but are not limited to, the risk factors described in Item 1A in ChoiceOne Financial Services, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2021.

For Further Information:

Adom Greenland

Executive Vice President & CFO

(616) 887 - 2334

IR@ChoiceOne.com

Condensed Balance Sheets
(Unaudited)

(In thousands)	12/31/2022	12/31/2021
Cash and cash equivalents	$43,943	$31,887
Securities Held to Maturity	425,906	-
Securities Available for Sale	546,897	1,116,265
Loans held for sale	4,834	9,351
Loans to other financial institutions	-	42,632
Loans, net of allowance for loan losses	1,182,163	1,009,160
Premises and equipment	28,232	29,880
Cash surrender value of life insurance policies	43,978	43,356
Goodwill	59,946	59,946
Core deposit intangible	2,809	3,962
Other assets	47,206	20,243

Total Assets	$2,385,914	$2,366,682

Noninterest-bearing deposits	$599,579	$560,931
Interest-bearing deposits	1,518,424	1,491,363
Borrowings	50,000	50,000
Subordinated debentures	35,262	35,017
Other liabilities	13,775	7,702

Total Liabilities	2,217,040	2,145,013

Common stock and paid-in capital, no par value; shares authorized: 12,000,000; shares outstanding: 7,516,098 at December 31, 2022 and 7,510,379 at December 31, 2021	172,277	171,913
Retained earnings	68,394	52,332
Accumulated other comprehensive income (loss), net	(71,797)	(2,576)
Shareholders' Equity	168,874	221,669

Total Liabilities and Shareholders’ Equity	$2,385,914	$2,366,682

Condensed Statements of Income
(Unaudited)

	Three Months Ended		Twelve Months Ended
(In thousands, except per share data)	12/31/2022	12/31/2021	12/31/2022	12/31/2021
Interest income
Loans, including fees	$14,391	$12,002	$52,823	$48,657
Securities and other	6,244	4,816	22,237	15,961
Total Interest Income	20,635	16,818	75,060	64,618

Interest expense
Deposits	2,503	749	5,845	3,305
Borrowings	766	324	1,901	672
Total Interest Expense	3,269	1,073	7,746	3,977

Net interest income	17,366	15,745	67,314	60,641
Provision for loan losses	150	-	250	416

Net Interest Income After Provision for Loan Losses	17,216	15,745	67,064	60,225

Noninterest income
Customer service charges	2,350	2,319	9,350	8,628
Insurance and investment commissions	183	141	779	765
Gains on sales of loans	220	1,061	2,343	6,402
Gains (loss) on sales of securities	(4)	(43)	(809)	(40)
Gains (loss) on sales of other assets	(73)	3	99	6
Trust income	206	178	734	790
Earnings on life insurance policies	519	239	1,312	809
Change in market value of equity securities	51	18	(955)	479
Other income	297	228	1,219	1,355
Total Noninterest Income	3,749	4,144	14,072	19,194

Noninterest expense
Salaries and benefits	7,580	7,581	30,391	29,300
Occupancy and equipment	1,501	1,577	6,189	6,168
Data processing	1,673	1,616	6,729	6,189
Professional fees	547	583	2,175	3,009
Core deposit intangible amortization	252	302	1,153	1,307
Other expenses	1,662	2,099	6,841	6,948
Total Noninterest Expense	13,215	13,758	53,478	52,921

Income Before Income Tax	7,750	6,131	27,658	26,498
Income Tax Expense	1,066	1,119	4,018	4,456

Net Income	$6,684	$5,012	$23,640	$22,042

Basic Earnings Per Share	$0.89	$0.67	$3.15	$2.87
Diluted Earnings Per Share	$0.89	$0.66	$3.15	$2.86

Other Selected Financial Highlights

(Unaudited)

	Quarterly
Earnings	2022 4th Qtr.	2022 3rd Qtr.	2022 2nd Qtr.	2022 1st Qtr.	2021 4th Qtr.
(in thousands except per share data)
Net interest income	$17,366	$17,338	$16,289	$16,321	$15,745
Provision for loan losses	150	100	-	-	-
Noninterest income	3,749	3,047	3,430	3,845	4,144
Noninterest expense	13,215	13,416	13,157	13,690	13,758
Net income before federal income tax expense	7,750	6,869	6,562	6,476	6,131
Income tax expense	1,066	1,056	947	948	1,119
Net income	6,684	5,813	5,615	5,528	5,012
Basic earnings per share	0.89	0.77	0.75	0.74	0.67
Diluted earnings per share	0.89	0.77	0.75	0.74	0.66

End of period balances	2022 4th Qtr.	2022 3rd Qtr.	2022 2nd Qtr.	2022 1st Qtr.	2021 4th Qtr.
(in thousands)
Gross loans	$1,194,616	$1,141,319	$1,129,439	$1,040,856	$1,068,832
Loans held for sale (1)	4,834	8,848	10,628	13,450	9,351
Loans to other financial institutions (2)	-	70	37,422	-	42,632
PPP loans (3)	-	-	1,758	8,476	33,129
Core loans (gross loans excluding 1, 2, and 3 above)	1,189,782	1,132,401	1,079,631	1,018,930	983,720
Allowance for loan losses	7,619	7,457	7,416	7,601	7,688
Securities available for sale	546,897	546,627	582,987	657,887	1,116,264
Securities held to maturity	425,906	428,205	429,675	429,918	-
Other interest-earning assets	15,447	21,744	9,532	62,945	9,751
Total earning assets (before allowance)	2,182,866	2,137,895	2,151,633	2,191,606	2,194,847
Total assets	2,385,914	2,363,529	2,360,205	2,376,778	2,366,682
Noninterest-bearing deposits	599,579	599,360	578,927	565,657	560,931
Interest-bearing deposits	1,518,424	1,557,294	1,559,577	1,579,944	1,491,363
Total deposits	2,118,003	2,156,654	2,138,504	2,145,601	2,052,294
Total subordinated debt	35,262	35,201	35,140	35,078	35,017
Total borrowed funds	50,000	-	7,000	-	50,000
Total interest-bearing liabilities	1,603,686	1,592,495	1,601,717	1,615,022	1,576,380
Shareholders' equity	168,874	156,657	166,460	191,118	221,669

Average Balances	2022 4th Qtr.	2022 3rd Qtr.	2022 2nd Qtr.	2022 1st Qtr.	2021 4th Qtr.
(in thousands)
Loans	$1,169,605	$1,128,679	$1,076,934	$1,037,646	$1,019,966
Securities	1,072,594	1,079,584	1,098,419	1,130,681	1,079,616
Other interest-earning assets	14,809	45,210	40,728	36,460	29,999
Total earning assets (before allowance)	2,257,008	2,253,473	2,216,081	2,204,787	2,129,581
Total assets	2,373,851	2,389,550	2,361,479	2,375,864	2,298,579
Noninterest-bearing deposits	605,318	593,793	578,943	553,267	556,214
Interest-bearing deposits	1,522,510	1,576,240	1,555,721	1,548,685	1,472,022
Total deposits	2,127,828	2,170,033	2,134,664	2,101,952	2,028,236
Total subordinated debt	35,230	35,168	35,095	35,342	35,674
Total borrowed funds	36,773	2,414	5,765	10,239	8,010
Total interest-bearing liabilities	1,594,513	1,613,822	1,596,581	1,594,266	1,515,706
Shareholders' equity	160,284	164,758	177,085	206,280	221,076

Performance Ratios	2022 4th Qtr.	2022 3rd Qtr.	2022 2nd Qtr.	2022 1st Qtr.	2021 4th Qtr.

Return on average assets	1.13%	0.97%	0.95%	0.93%	0.87%
Return on average equity	16.68%	14.11%	12.68%	10.72%	9.07%
Return on average tangible common equity	26.63%	21.96%	18.87%	14.85%	12.16%
Net interest margin (fully tax-equivalent)	3.15%	3.15%	3.02%	3.04%	3.04%
Efficiency ratio	60.15%	61.06%	61.43%	64.37%	66.15%
Cost of funds	0.59%	0.35%	0.25%	0.21%	0.21%
Cost of deposits	0.47%	0.29%	0.19%	0.15%	0.15%
Shareholders' equity to total assets	7.08%	6.63%	7.05%	8.04%	9.37%
Tangible common equity to tangible assets	4.57%	4.07%	4.49%	5.51%	6.85%
Full-time equivalent employees	376	383	380	376	374

Capital Ratios ChoiceOne Financial Services Inc.	2022 4th Qtr.	2022 3rd Qtr.	2022 2nd Qtr.	2022 1st Qtr.	2021 4th Qtr.

Total capital (to risk weighted assets)	13.8%	13.7%	13.8%	14.6%	14.4%
Common equity Tier 1 capital (to risk weighted assets)	11.1%	10.9%	11.0%	11.5%	11.3%
Tier 1 capital (to risk weighted assets)	11.4%	11.2%	11.3%	11.9%	11.6%
Tier 1 capital (to average assets)	7.9%	7.6%	7.5%	7.3%	7.4%

Capital Ratios ChoiceOne Bank	2022 4th Qtr.	2022 3rd Qtr.	2022 2nd Qtr.	2022 1st Qtr.	2021 4th Qtr.

Total capital (to risk weighted assets)	13.0%	12.8%	12.7%	13.3%	12.9%
Common equity Tier 1 capital (to risk weighted assets)	12.5%	12.3%	12.2%	12.8%	12.3%
Tier 1 capital (to risk weighted assets)	12.5%	12.3%	12.2%	12.8%	12.3%
Tier 1 capital (to average assets)	8.7%	8.3%	8.1%	7.9%	7.8%

Asset Quality	2022 4th Qtr.	2022 3rd Qtr.	2022 2nd Qtr.	2022 1st Qtr.	2021 4th Qtr.
(in thousands)
Net loan charge-offs (recoveries)	$(12)	$59	$185	$87	$67
Annualized net loan charge-offs (recoveries) to average loans	0.00%	0.02%	0.07%	0.03%	0.03%
Allowance for loan losses	$7,619	$7,457	$7,416	$7,601	$7,688
Allowance to loans (excludes held for sale)	0.64%	0.66%	0.66%	0.74%	0.73%
Non-Accruing loans	$1,263	$1,197	$1,242	$1,167	$1,727
Non performing loans (includes OREO)	2,666	2,628	2,714	4,852	5,737
Nonperforming loans to total loans (excludes held for sale)	0.22%	0.23%	0.24%	0.47%	0.54%
Nonperforming assets to total assets	0.11%	0.11%	0.11%	0.20%	0.24%